UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 513-7200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 22, 2016 Ducommun Incorporated, a Delaware corporation (“Ducommun”), Ducommun LaBarge Technologies, Inc., a Delaware corporation and a wholly-owned subsidiary of Ducommun (“Seller”), LaBarge Electronics, Inc., a Missouri corporation and a wholly-owned subsidiary of Seller (the “Company”), and Intervala, LLC, a Delaware limited liability company (the “Buyer”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement, Buyer agreed to acquire from Seller all of the issued and outstanding shares of common stock, par value $1.00 per share (the “Stock”), of the Company, for a cash purchase price of $38,500,000, subject to customary post-closing adjustments based on the amount of cash, debt, and working capital in the business at the closing date. The parties agreed to consummate the transaction simultaneously with the entering into of the Stock Purchase Agreement.

Each of Ducommun and Seller, jointly and severally, has agreed to indemnify Buyer, and Buyer has agreed to indemnify Ducommun and Seller, for breaches of certain representations and warranties and non-performance of covenants made in the Stock Purchase Agreement, and certain other matters which are believed to be customary for a transaction of this type. The parties’ respective indemnification obligations relating to breaches of certain representations and warranties contained in the Stock Purchase Agreement only apply with respect to aggregate liabilities in excess of specified deductibles ($400,000 with respect to certain matters), are subject to caps (10% of the purchase price for certain matters and the purchase price for other matters), and are only effective for specified periods of time.

The foregoing description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference herein. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of the Stock Purchase Agreement and as of specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications or limitations agreed upon by the parties in connection with the negotiated terms, including being qualified by schedules and other disclosures made by each party. Accordingly, investors should not rely on the representations, warranties and covenants in the Stock Purchase Agreement as statements of factual information.

Item 8.01 Other Events.

On January 25, 2016, Ducommun issued a press release announcing the entry into the Stock Purchase Agreement and the consummation of the transactions contemplated thereby. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement dated January 22, 2016, by and among Ducommun Incorporated, Ducommun LaBarge Technologies, Inc., as Seller, LaBarge Electronics, Inc., and Intervala, LLC, as Buyer.*

99.1	Press Release, dated January 25, 2016.

*Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Ducommun agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: January 25, 2016	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel